EXHIBIT 3.5

CERTIFICATE OF TRUST

OF

WORLD OMNI LT

THIS Certificate of Trust of WORLD OMNI LT (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the “Trust Statute”).

1.             Name. The name of the trust formed hereby is "WORLD OMNI LT."

2.             Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is U.S. Bank Trust National Association, 300 E. Delaware Avenue, 8th Floor, Wilmington, DE 19809-1515, Attention: Corporate Trust Services.

3.            Series, Pursuant to Section 3806(b)(2) of the Trust Statute, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4.             Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Trust Statute, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

5.             Effective Date. This Certificate of Trust shall be effective upon filing.

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: Vice President

VT INC.,
as Trustee,

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: President

Certificate Of Merger
of

WORLD OMNI LT,
an Alabama business trust
into

WORLD OMNI LT,
a Delaware statutory trust

THIS Certificate of Merger, is duly executed and filed on behalf of World Omni LT, a statutory trust formed and existing under the Delaware Statutory Trust Act, 12 Del. C. § 1801 et seq. (the “Act”), by the undersigned, as trustees, in accordance with Section 3815 of the Act:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge is World Omni LT, a business trust formed under the laws of the State of Alabama (the "Alabama Trust"), and World Omni LT, a statutory trust formed under the laws of the State of Delaware (the "Delaware Trust").

SECOND: An Agreement and Plan of Merger, dated July 16, 2008 ("the Agreement and Plan of Merger"), between the Alabama Trust and the Delaware Trust has been approved and executed by the Alabama Trust and the Delaware Trust, and their respective beneficial owners and trustees.

THIRD: The name of the surviving Delaware statutory trust is World Omni LT.

FOURTH: The merger of the Alabama Trust into the Delaware Trust shall be effective on July 16, 2008.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving Delaware statutory trust. The address of such place of business of the surviving Delaware statutory trust is 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving Delaware statutory trust, on request and without cost, to any beneficial owner of the Alabama Trust or the Delaware Trust.

IN WITNESS WHEREOF, the undersigned being all of the trustees of the Delaware Trust, have executed this Certificate of Merger in accordance with Section 3811(a)(4) of the Act.

VT INC., not in its individual capacity but solely as Titling Trustee

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: President

[Signature Page 1 of 2 to World Omni LT Certificate of Merger]

US. BANK TRUST NATIONAL
ASSOCIATION, not in its individual capacity but solely as Delaware Trustee

By:	/s/ Patricia M. Child
Name: Patricia M. Child
Title: Vice President

[Signature Page 2 of 2 to World Omni LT Certificate of Merger]